Exhibit 99.1

SuRo Capital Corp. Reports Second Quarter 2024 Financial Results

Net Asset Value of $6.94 Per Share as of June 30, 2024

Executed Purchase Agreement for 6.50% Convertible Notes Due 2029

Board Approved Note Repurchase Program Up To $35.0 Million

NEW YORK, NY, August 7, 2024 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended June 30, 2024. Net assets totaled approximately $162.3 million, or $6.94 per share, at June 30, 2024, as compared to $7.17 per share at March 31, 2024 and $7.35 per share at June 30, 2023.

“The second quarter was broadly positive for the U.S. economy and equity markets as investors became increasingly confident in the prospect of rate cuts later in the year. However, as of late last week, the market has become volatile due to a confluence of domestic and global factors leading to a sharp change in investor sentiment. Despite these fluctuations in the broader public markets, in the second quarter, private technology companies continued to see increasing interest from investors,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

Mr. Klein continued, “As we have previously mentioned, with nearly $55.0 million in investable capital, we remain incredibly enthusiastic about our investment pipeline. During the second quarter, we completed a $10.0 million investment in Canva, Inc., a leading design software and collaboration platform with over 170 million monthly users, and a $15.0 million investment in CW Opportunity 2 LP, an SPV invested in CoreWeave, Inc., an AI cloud computing provider offering a suite of NVIDIA GPUs on top of its fast and flexible infrastructure. We believe that these investments strengthen our already well-positioned existing portfolio for the re-opening of the IPO window.”

“We are pleased to announce our Board of Directors has approved a repurchase program of up to $35.0 million for our 6.00% Notes due 2026. Additionally, the Board approved up to $75.0 million of private 6.50% Convertible Notes due 2029, with an initial issuance of up to $25.0 million. We believe the refinancing of a portion of our current debt to a longer-dated convertible instrument with favorable terms strengthens our balance sheet,” Mr. Klein continued.

“As we have consistently demonstrated, SuRo Capital is committed to initiatives that enhance shareholder value, and we believe the market is currently undervaluing our portfolio. Given the discount our stock has traded at compared to net asset value per share, we believe our recently completed Modified Dutch Auction Tender Offer was an efficient and accretive deployment of capital,” concluded Mr. Klein.

Investment Portfolio as of June 30, 2024

At June 30, 2024, SuRo Capital held positions in 39 portfolio companies – 35 privately held and 4 publicly held, some of which may be subject to certain lock-up provisions – with an aggregate fair value of approximately $182.9 million. The Company’s top five portfolio company investments accounted for approximately 49% of the total portfolio at fair value as of June 30, 2024.

Top Five Investments as of June 30, 2024

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Learneo, Inc.	$15.0	$29.0	15.9%
Blink Health, Inc.	15.0	19.9	10.9
CW Opportunity 2 LP	15.0	15.0	8.2
ServiceTitan, Inc.	10.0	14.4	7.9
Locus Robotics Corp.	10.0	11.0	6.0
Total	$65.0	$89.3	48.8%

Note: Total may not sum due to rounding.

Second Quarter 2024 Investment Portfolio Activity

During the three months ended June 30, 2024, SuRo Capital made the following investments:

Portfolio Company	Investment	Transaction Date	Amount
Canva, Inc.	Common Shares	4/17/2024	$10.0 million
CW Opportunity 2 LP(1)	Class A Interest	5/7/2024	$15.0 million

(1)	CW Opportunity 2 LP is a special purpose vehicle that is invested in the Series C Preferred Shares of CoreWeave, Inc.

During the three months ended June 30, 2024, SuRo Capital exited or received proceeds from the following investments, excluding short-term US treasuries:

Portfolio Company	Transaction Date	Net Proceeds	Realized Gain
Architect Capital PayJoy SPV, LLC(1)	6/28/2024	$10.0 million	$-
True Global Ventures 4 Plus Pte Ltd	6/28/2024	$0.2 million	$-

(1)	On June 28, 2024, SuRo Capital redeemed its Membership Interest in Architect Capital PayJoy SPV, LLC.

Subsequent to quarter-end through August 7, 2024, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity	Average Net Share Price(1)	Net Proceeds	Realized Gain
PSQ Holdings, Inc. (d/b/a PublicSquare) – Public Common Shares(2)	Various	220,000	$2.87	$0.6 million	$0.5 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of August 7, 2024, SuRo Capital held 1,756,032 remaining PSQ Holdings, Inc. (d/b/a PublicSquare) public common shares.

Second Quarter 2024 Financial Results

	Quarter Ended June 30, 2024		Quarter Ended June 30, 2023
	$ in millions	per share(1)	$ in millions	per share(1)
Net investment loss	$(3.7)	$(0.16)	$(3.8)	$(0.15)

Net realized loss on investments	(0.0)	(0.00)	(13.3)	(0.51)

Net change in unrealized appreciation/(depreciation) of investments	(7.0)	(0.30)	1.5	0.06

Net decrease in net assets resulting from operations – basic (2)	$(10.7)	$(0.45)	$(15.6)	$(0.60)

Repurchase of common stock	(9.4)	0.20	(13.5)	0.33

Stock-based compensation	0.6	0.03	0.8	0.03

Decrease in net asset value(2)	$(19.4)	$(0.23)	$(28.4)	$(0.24)

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 23.4 million and 26.0 million for the quarters ended June 30, 2024 and 2023, respectively. As of June 30, there were 23,378,002 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $57.6 million as of June 30, 2024, consisting of cash and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter-end.

Convertible Note Purchase Agreement

On August 6, 2024, SuRo Capital entered into a Note Purchase Agreement (the “Note Purchase Agreement”), by and between the Company and the purchaser identified therein (the “Purchaser”), pursuant to which we may issue up to a maximum of $75.0 million in aggregate principal amount of 6.50% Convertible Notes due 2029 (the “Convertible Notes”). Pursuant to the Note Purchase Agreement, we agreed to issue and sell, and the Purchaser agreed to purchase, up to $25.0 million in aggregate principal amount of the Convertible Notes (the “Initial Notes”). Thereafter, upon mutual agreement between the Company and the Purchaser, we may issue additional Convertible Notes for sale in subsequent offerings (the “Additional Notes”), or issue additional notes with modified pricing terms (the “New Notes”), in the aggregate for both the Additional Notes and the New Notes, up to a maximum of $50.0 million in one or more private offerings. The Purchaser will acquire, and we will issue, up to $25.0 million of the Initial Notes on or about August 14, 2024 (the “Initial Closing Date”), and thereafter at such time and date as the Purchaser and we mutually agree to purchase and sell any Additional Notes.

Interest on the Convertible Notes will be paid quarterly in arrears on March 30, June 30, September 30, and December 30, at a rate of 6.50% per year, beginning September 30, 2024. The Convertible Notes will mature on August 14, 2029 and may be redeemed in whole or in part at any time or from time to time at our option on or after August 6, 2027 upon the fulfillment of certain conditions. The Convertible Notes will be convertible into shares of our common stock at the Purchaser's sole discretion at an initial conversion rate of 129.0323 shares of our common stock per $1,000 principal amount of the Convertible Notes, subject to adjustment as provided in the Note Purchase Agreement. The net proceeds from the offering will be used to repay outstanding indebtedness, make investments in accordance with our investment objective and investment strategy, and for other general corporate purposes. The Note Purchase Agreement includes customary representations, warranties, and covenants by the Company.

Note Repurchase Program

On August 6, 2024, SuRo Capital’s Board of Directors approved a discretionary note repurchase program (the “Note Repurchase Program”) which allows the Company to repurchase up to 46.67%, or $35.0 million in aggregate principal amount, of our 6.00% Notes due 2026 through open market purchases, including block purchases, in such manner as will comply with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of August 7, 2024, we had not repurchased any of the 6.00% Notes due 2026 under the Note Repurchase Program.

Modified Dutch Auction Tender Offer

On February 14, 2024, our Board of Directors authorized a modified Dutch Auction tender offer (the “Tender Offer”) to purchase up to 2.0 million shares of our common stock at a price per share not less than $4.00 and not greater than $5.00 in $0.10 increments, using available cash. In accordance with the Tender Offer, following the expiration of the Tender Offer at 5:00 P.M. Eastern Time on April 1, 2024, the Company repurchased 2,000,000 shares at a price of $4.70 per share, representing 7.9% of its outstanding shares. The per share purchase price of properly tendered shares represents 65.6% of net asset value per share as of March 31, 2024.

Share Repurchase Program

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market, provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the 1940 Act and the Exchange Act.

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 6.0 million shares of its common stock for an aggregate purchase price of approximately $39.3 million. This does not include repurchases under various tender offers during this time period. The dollar value of shares that may yet be purchased by SuRo Capital under the Share Repurchase Program is approximately $20.7 million. The Share Repurchase Program is authorized through October 31, 2024.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on August 7, 2024. The conference call access number for U.S. participants is 866-580-3963, and the conference call access number for participants outside the U.S. is +1 786-697-3501. The conference ID number for both access numbers is 6397974. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on August 14, 2024 by dialing 866-583-1035 (U.S.) or +44 (0) 20 3451 9993 (International) and using conference ID number 6397974.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on X, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	June 30, 2024	December 31, 2023
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $195,251,769 and $160,994,161, respectively)	$161,548,344	$147,167,535
Non-controlled/affiliate investments (cost of $32,733,009 and $32,775,940, respectively)	19,386,536	24,931,333
Controlled investments (cost of $8,764,352 and $18,771,097, respectively)	1,970,000	11,982,381
Total Portfolio Investments	182,904,880	184,081,249
Investments in U.S. Treasury bills (cost of $0 and $63,792,704, respectively)	—	63,810,855
Total Investments (cost of $236,749,130 and $276,333,902, respectively)	182,904,880	247,892,104
Cash	54,379,773	28,178,352
Escrow proceeds receivable	71,044	309,293
Interest and dividends receivable	83,844	132,607
Deferred financing costs	561,075	594,726
Prepaid expenses and other assets(1)	282,555	494,602
Total Assets	238,283,171	277,601,684
LIABILITIES
Accounts payable and accrued expenses(1)	2,002,539	346,308
Dividends payable	44,700	152,523
6.00% Notes due December 30, 2026(2)	73,923,741	73,745,207
Total Liabilities	75,970,980	74,244,038

Net Assets	$162,312,191	$203,357,646
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 23,378,002 and 25,445,805 issued and outstanding, respectively)	$233,780	$254,458
Paid-in capital in excess of par	240,145,859	248,454,107
Accumulated net investment loss	(11,182,638)	(4,304,111)
Accumulated net realized loss on investments, net of distributions	(12,802,458)	(12,348,772)
Accumulated net unrealized appreciation/(depreciation) of investments	(54,082,352)	(28,698,036)
Net Assets	$162,312,191	$203,357,646
Net Asset Value Per Share	$6.94	$7.99

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of June 30, 2024, the 6.00% Notes due December 30, 2026 (the "6.00% Notes due 2026") (effective interest rate of 6.53%) had a face value $75,000,000. As of December 31, 2023, the 6.00% Notes due 2026 (effective interest rate of 6.53%) had a face value $75,000,000.

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income(1)	$290,750	$40,394	$532,757	$89,869
Dividend income	—	63,145	21,875	126,290
Controlled investments:
Interest income	376,667	318,425	811,667	554,425
Interest income from U.S. Treasury bills	359,936	950,254	1,189,145	1,900,716
Total Investment Income	1,027,353	1,372,218	2,555,444	2,671,300
OPERATING EXPENSES
Compensation expense	2,198,509	2,117,872	4,383,827	4,254,626
Directors’ fees	167,825	161,661	338,938	322,226
Professional fees	586,825	916,579	1,315,384	1,907,413
Interest expense	1,214,267	1,214,267	2,428,534	2,427,553
Income tax expense	52,794	90,826	54,894	620,606
Other expenses	462,758	676,353	912,394	1,165,981
Total Operating Expenses	4,682,978	5,177,558	9,433,971	10,698,405
Net Investment Loss	(3,655,625)	(3,805,340)	(6,878,527)	(8,027,105)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	(22,867)	(2,325,175)	(507,008)	(2,135,832)
Non-controlled/affiliate investments	—	(10,945,024)	60,067	(10,945,024)
Controlled investments	(6,745)	—	(6,745)	—
Net Realized Loss on Investments	(29,612)	(13,270,199)	(453,686)	(13,080,856)
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(3,481,638)	(12,152,800)	(19,876,809)	(14,216,377)
Non-controlled/affiliate investments	(3,485,172)	11,220,424	(5,501,871)	9,900,060
Controlled investments	864	2,387,891	(5,636)	14,420,763
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(6,965,946)	1,455,515	(25,384,316)	10,104,446
Net Change in Net Assets Resulting from Operations	$(10,651,183)	$(15,620,024)	$(32,716,529)	$(11,003,515)
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(0.45)	$(0.60)	$(1.34)	$(0.41)
Diluted(2)	$(0.45)	$(0.60)	$(1.34)	$(0.41)
Weighted-Average Common Shares Outstanding
Basic	23,410,235	25,952,447	24,401,863	27,158,786
Diluted(2)	23,410,235	25,952,447	24,401,863	27,158,786

(1)	Includes interest income earned on cash.
(2)	For the three and six months ended June 30, 2024 and June 30, 2023, there were no potentially dilutive securities outstanding.

SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Per Basic Share Data
Net asset value at beginning of the year	$7.17	$7.59	$7.99	$7.39
Net investment loss(1)	(0.16)	(0.15)	(0.28)	(0.30)
Net realized loss on investments(1)	—	(0.51)	(0.02)	(0.48)
Net change in unrealized appreciation/(depreciation) of investments(1)	(0.30)	0.06	(1.04)	0.37
Repurchase of common stock(1)	0.20	0.33	0.23	0.33
Stock-based compensation(1)	0.03	0.03	0.06	0.04
Net asset value at end of period	$6.94	$7.35	$6.94	$7.35
Per share market value at end of period	$4.01	$3.20	$4.01	$3.20
Total return based on market value(2)	(11.87)%	(11.60)%	1.78%	(15.79)%
Total return based on net asset value(2)	(3.21)%	(3.16)%	(13.14)%	(0.54)%
Shares outstanding at end of period	23,378,002	25,398,640	23,378,002	25,398,640
Ratios/Supplemental Data:
Net assets at end of period	$162,312,191	$186,692,724	$162,312,191	$186,692,724
Average net assets	$175,240,305	$205,097,855	$188,879,950	$207,210,870
Ratio of net operating expenses to average net assets(3)	10.75%	10.13%	10.04%	10.41%
Ratio of net investment loss to average net assets(3)	(8.39)%	(7.44)%	(7.32)%	(7.81)%
Portfolio Turnover Ratio	5.72%	2.09%	5.84%	3.89%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.